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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   March 7, 2002
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                             Salon Media Group, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                        0-26395              94-3228750
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 (State or other jurisdiction           (Commission           (IRS Employer
      of incorporation)                 File Number)        Identification No.)

      22 Fourth Street, 16th Floor, San Francisco, CA               94103
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         (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:   (415) 645-9200
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events

On March 11, 2002, Salon Media Group, Inc. (the "Registrant" or the "Company") issued a press release announcing that on March 7, 2002 it had completed a private placement of its Series B Preferred Stock in which it raised gross proceeds of $500,000. A copy of the press release is attached hereto as Exhibit
99.5 and incorporated herein by reference. The private placement was effected in accordance with the Securities Purchase Agreement dated as of February 14, 2002 between the Company and Adobe Systems Incorporated ("Adobe"). Pursuant to the Securities Purchase Agreement, the Company issued and sold 125 shares of its Series B Preferred Stock to Adobe at a price of $4,000 per share, and a warrant (the "Warrant") to purchase approximately 1.4 million shares of the Company's common stock at an exercise price of $0.21 per share. As a holder of Series B Preferred Stock, Adobe is entitled to vote the Series B Preferred Stock together with the Company's common stock as though part of that class and is entitled to vote on all matters and to that number of votes equal to the largest number of whole shares of common stock into which the shares of Series B Preferred Stock could be converted. As of March 7, 2002, the Series B Preferred Stock could be converted into approximately 2,829,654 shares, or approximately 19.9%, of the Company's outstanding common stock. The Company will use the proceeds of the private placement for working capital and other general corporate purposes.

As set forth in the Certificate of Designation of Preferences and Rights of the Series B Preferred Stock (the "Series B Certificate"), the holder of Series B Preferred Stock is entitled to certain rights and preferences, including the following: cumulative and accrued dividends of 8.0% annually; in the event of a liquidation, distributions to be made prior to and in preference to the holders of common stock in an amount equal to $8,000 per share of Series B Preferred Stock, and then the right to participate equally with the holders of common stock up to an aggregate return of $12,000 per share of Series B Preferred Stock; and certain voting rights. The Series B Preferred Stock will become convertible into the Company's common stock at the conversion rate determined by dividing the Series B Preferred Stock per share price of $4,000 by the Series B Conversion Price of $0.1767. Both the Series B Preferred Stock conversion price and the Warrant exercise price are subject to downward adjustment under certain circumstances related to subsequent Company stock issuances, but the Company has committed to not make such stock issuances absent shareholder approval of the terms of the Series B Preferred Stock and the Warrant.

Neither the Series B Preferred Stock, the Warrant, nor the underlying shares of common stock have been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act or an applicable exemption from registration requirements. In connection with the issuance and sale of its Series B Preferred Stock and the Warrant, however, the Company granted certain registration rights to Adobe. The Company anticipates soliciting the approval of its stockholders regarding the conversion of the Series B Preferred Stock and the issuance and sale of the Warrant.

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

The foregoing summary of the terms and conditions of the private placement, the Series B Preferred Stock and the Warrant is qualified in its entirety by reference to the Series B Certificate, the Securities Purchase Agreement, the Securities Rights Agreement, and the Form of Common Stock Purchase Warrant, copies of which are filed with this current report as Exhibits 3.4.1, 4.2.7, 4.2.8, and 4.2.9, respectively, and incorporated herein by reference.


































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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits


Exhibit No.          Description
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  3.4.1        Certificate of Designation of Preferences and Rights of the
               Series B Preferred Stock, dated as of February 8, 2002

  4.2.7 Securities Purchase Agreement dated as of February 14, 2002 between Salon Media Group, Inc. and Adobe Systems Incorporated.

  4.2.8 Securities Rights Agreement dated as of February 14, 2002 between Salon Media Group, Inc. and Adobe Systems Incorporated.

  4.2.9 Form of Common Stock Purchase Warrant dated February 14, 2002 issued by Salon Media Group, Inc.

  99.5 Press release of Salon Media Group, Inc. dated March 11, 2002 announcing the Series B Preferred Stock Transaction



SIGNATURE
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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SALON MEDIA GROUP, INC.

Dated:  March 13, 2002                /s/ Robert O'Callahan
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                                      Robert O'Callahan, Chief Financial Officer



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